Exhibit 4.20

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY Confidential Treatment has been requested for portions of this Exhibit.
Confidential portions of this Exhibit are designated by [*****].
A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.
AMENDMENT N° 4
to the
A330 NEO PURCHASE AGREEMENT
between
AIRBUS S.A.S.
and
AZUL FINANCE LLC

A330 NEO PA Reference CT2109319 - AZUL FINANCE LLC – AMENDMENT N°4	Page 1 / 7

AMENDMENT N°4 TO THE A330 NEO PURCHASE AGREEMENT
This amendment N°4 (hereinafter referred to as the “Amendment N°4”) is entered into on October 09, 2024, between:
AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”);
and
AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).
The Buyer and the Seller being together the “Parties” and each a “Party”.
WHEREAS
A.    The Buyer and the Seller entered into an A330 NEO Purchase Agreement dated October 28, 2022 (the “Purchase Agreement”) for the sale by the Seller and the purchase by the Buyer of three (3) A330 NEO Aircraft (together with its Exhibits, Appendices and Letter Agreements, and as amended and supplemented from time to time, the “Agreement”);
B.    The Buyer and the Seller entered into an amendment No.1 to the Agreement (the “Amendment N°1”), [*****].
C.    The Buyer and the Seller entered into an amendment No.2 to the Agreement (the “Amendment Nº 2”). [*****].
D.    The Buyer and the Seller entered into an amendment No.3 to the Agreement (the “Amendment Nº 3”), [*****].
E.    Subject to the terms and conditions of this Amendment N°4, the Buyer and the Seller now wish to enter into an agreement to defer [*****].
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

A330 NEO PA Reference CT2109319 - AZUL FINANCE LLC – AMENDMENT N°4	Page 2 / 7

1.    DEFINITIONS
1.1    Capitalized terms used herein (including the recitals) and not otherwise expressly defined in this Amendment N°4 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof'” and “hereunder” and words of similar import refer to this Amendment NM.
2.    DEFERRAL OF [*****]
2.1    The Parties hereby agree to modify the Scheduled Delivery Period of [*****] from its original Scheduled Delivery Period (the “Original Scheduled Delivery Period”) to its revised Scheduled Delivery Period (the “Revised Scheduled Delivery Period”), as set out below (the [*****] “Rescheduling”).

Rank	Original Scheduled Delivery Period	Revised Scheduled Delivery Period
[*****]	[*****]	[*****]
2.2    Upon execution of this Amendment N°4, the Buyer shall promptly inform the Propulsion Systems Manufacturer and the BFE suppliers about the [*****] Rescheduling.
3.    PREDELIVERY PAYMENTS
3.1    Notwithstanding Clause 6.3.2 of the Agreement (as amended by the Second Amended and Restated Letter Agreement N°3 to the Agreement), for the purpose of Clause 6.3 of the Agreement in respect of [*****] the “Scheduled Delivery Period” of such [*****] shall refer to the Revised Scheduled Delivery Period as defined above.
4.    OTHER AGREEMENTS
4.1    The Buyer and the Seller hereby agree that Clause 11.2 g) of the Agreement, as last amended by Letter Agreement No.8 to the Agreement, shall be deleted in its entirety and replaced by the following quoted provisions:
QUOTE
g)    any Buyer Party (including Azul Linhas) fails to make any payment which is required to be made under any other agreement (including, without limitation, any guarantee), entered into or to be entered into between such Buyer Party and any Seller Party (other than this Agreement) (an “Other Agreement”) and such failure is not cured within [*****] Business Days of the date such payment became due and payable thereunder;
UNQUOTE
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

A330 NEO PA Reference CT2109319 - AZUL FINANCE LLC – AMENDMENT N°4	Page 3 / 7

5.    MISCELLANEOUS PROVISIONS
5.1    EFFECT OF THE AMENDMENT
The Agreement will be deemed amended to the extent provided herein and all its provisions, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment N°4 supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment N°4 provided that this Amendment N°4 does not modify the Agreement in respect of any “Aircraft” that are subject to a predelivery payment financing facility.
Both Parties agree that this Amendment N°4 will constitute an integral, non-severable part of the Agreement and shall be governed by its provisions, except that if the Agreement have specific provisions that are inconsistent, the specific provisions contained in this Amendment Nº4 shall govern.
In the event of any inconsistency between the terms and conditions of the Agreement, its Exhibits and letter agreements and this Amendment N°4, this Amendment N°4 shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.
5.2    CONFIDENTIALITY
The provisions of clause 14 of the Purchase Agreement shall apply to this Amendment Nº4 as if set out in full herein mutatis mutandis.
5.3    LAW AND JURISDICTION
Clauses 15.1 and 15.2 of the Purchase Agreement shall apply to this Amendment N°4 as if set out in full herein mutatis mutandis.
5.4    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
The Parties do not intend that any term of this Amendment N°4 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°4.
5.5    SEVERABILITY
In the event that any provision of this Amendment N°4 should for any reason be held ineffective, the remainder of this Amendment N°4 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°4 prohibited or unenforceable in any respect.

A330 NEO PA Reference CT2109319 - AZUL FINANCE LLC – AMENDMENT N°4	Page 4 / 7

5.6    COUNTERPARTS
This Amendment N°4 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment N°4 or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Amendment N°4 or other related document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Amendment N°4 or such document. The Parties hereto acknowledge and agree that this Amendment N°4 may be executed electronically by all Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
5.7    ASSIGNMENT
Notwithstanding any other provision of this Amendment N°4, this Amendment N°4 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
Clauses 13 (Notices) and 16.5 (Waiver) of the Purchase Agreement shall be incorporated by reference into this Amendment N°4 as if the same were set out in full herein mutatis mutandis.

A330 NEO PA Reference CT2109319 - AZUL FINANCE LLC – AMENDMENT N°4	Page 5 / 7

IN WITNESS WHEREOF this Amendment N°4 was entered into the day and year first above written.

Agreed and accepted		Agreed and accepted

For and on behalf of		For and on behalf of

AZUL FINANCE LLC		AIRBUS S.A.S.

By:	/s/JOHN PETER RODGERSON	By:
	Name:		Name:	Paul Meijers
	Its:		Its:	EVP, Commercial Transactions
In the presence of the following two (2) witnesses:

Witness:		Witness:

By:	/s/ABHI MANOJ SHAH	By:	/s/ANDRE PREBIANCHI
	Name:		Name:
	ID:		ID:

A330 NEO PA Reference CT2109319 - AZUL FINANCE LLC – AMENDMENT N°4	Page 6 / 7

IN WITNESS WHEREOF this Amendment N°4 was entered into the day and year first above written.

Agreed and accepted	Agreed and accepted

For and on behalf of	For and on behalf of

AZUL FINANCE LLC	AIRBUS S.A.S.

	By:	/s/PAUL MEIJERS
Name:		Name:	Paul Meijers
Its:		Its:	EVP, Commercial Transactions
In the presence of the following two (2) witnesses:

Witness:	Witness:

	By:	/s/WEIYIE SHAN
Name:		Name:	Weiyie Shan
ID:		ID:	Sales Operation MECNB

A330 NEO PA Reference CT2109319 - AZUL FINANCE LLC – AMENDMENT N°4	Page 7 / 7